RESEARCH FUNDING AGREEMENT

     THIS AGREEMENT effective as of March 1, 1997, by and between Stanislaw R. Burzynski, M.D. Ph.D (hereinafter "SRB") having his principal place of business at 12000 Richmond Avenue, Houston, Texas and the Burzynski Research Institute, Inc., a Delaware Corporation ("BRI") having its principal place of business at 12000 Richmond Avenue, Houston Texas hereby agree as follows:

                              W I T N E S S E T H :

     WHEREAS SRB is the inventor and original patent holder of certain drug products known as "antineoplastons"; and

     WHEREAS SRB has previously licensed some of these patents to BRI, which license covers the United States, Canada and Mexico; and

     WHEREAS BRI now owns the right to exploit "antineoplastons" for the treatment of cancer in the United States, Canada and Mexico; and

     WHEREAS none of these drug formulations are currently approved for interstate marketing by the U.S. Food and Drug Administration, ("FDA") but SRB is currently the principal investigator of approximately 74 FDA approved clinical trials, the purpose of which clinical trials is to obtain said FDA approval; and

     WHEREAS it is mutually advantageous that basic science research continue to develop, refine and improve antineoplastons; and

     WHEREAS BRI is willing to undertake such research but does not currently have sufficient funds to conduct the research; and

     WHEREAS SRB is willing to fund such research until a permanent source of financing is

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obtained.

     NOW THEREFORE the parties agree as follows:

     1. BRI to Undertake Research:

          BRI agrees to undertake all scientific research in connection with the development of new or improved antineoplastons for the treatment of cancer and other diseases. BRI will hire such personnel as is required to fulfill its obligations under this agreement.

     2. SRB to Fund Research:

          a. Funding Commitment:

               (i) Basic Research costs:

                    SRB agrees to fund in its entirety all basic research which
               BRI undertakes in connection with the development of other antineoplastons or refinements to existing antineoplastons for the treatment of cancer and other diseases.

               (ii) FDA related costs:

                    As FDA approval of antineoplastons will benefit both
               parties, SRB agrees to pay the expenses for the clinical trials department of BRI.

              (iii) Research and lab space

                    SRB agrees to provide BRI such laboratory and research space as BRI needs at the Trinity Drive facility in Stafford Texas, and such office space as is necessary in Trinity Drive and at the 12000 Richmond Avenue facility, at no charge to BRI.

               (iv) SRB may fulfill its obligations in part by providing such administrative staff as is necessary for BRI to manage its business, at no cost to BRI.


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          b. Budget and payment of expenses:

               Attached to this Agreement as Exhibit "A" is a monthly and annual budget of expenses for the operation of BRI. SRB agrees to pay the full amount of such budget, together with such other unanticipated but necessary expenses which BRI incurs. Payments from SRB to BRI of the monthly budget shall be made in two equal installments on the first and fifteenth of each month.

          4. Ownership of Future Patents:

               In the event the research described herein results in the approval of any additional patents, SRB shall own all such patents, but shall license to BRI the patents based on the same terms, conditions and limitations as is in the current license between the parties.

          5. SRB's Use of BRI Equipment:

               SRB shall have unlimited and free access to all equipment which BRI owns, so long as such use is not in conflict with BRI's use of such equipment, including without limitation all equipment used in the manufacturing of antineoplastons used in the clinical trials.

          6. Reductions of Payments and Setoffs:

               The amounts which SRB is obligated to pay under this Agreement shall be reduced dollar for dollar by:

                    a. Any income which BRI receives for services provided to
               other companies for research and/or development of other products, less such identifiable marginal or additional expenses necessary to produce such income (such as the purchase of chemicals, products or equipment solely necessary to engage in such other research and development activity).

                    b. the net proceeds of any stock offering or private
               placement which BRI receives during the term of this Agreement, up to a maximum of $1,000,000 in a given BRI fiscal year


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          7. Term of Agreement:

               The initial term of this Agreement shall be one year. This Agreement shall be automatically renewable for three additional one year terms, unless one party notifies the other party at least ninety days prior to the expiration of the term of the Agreement of its intention not to renew this Agreement.

          8. Automatic Termination:

               This Agreement shall automatically terminate in the event that SRB owns less than fifty percent of the outstanding shares of BRI, or is removed as President and or Chairman of the Board of BRI, unless SRB notifies BRI in writing of his intention to continue this Agreement notwithstanding this automatic termination provision.

          9. Termination of Prior Agreement:

               This Agreement is intended to supercede and replace an agreement between the parties evidenced by a resolution of BRI's Board of Directors dated January 23, 1992. As of the effective date of this Agreement, the agreement evidenced by such Board Resolution is hereby terminated.

     IN WITNESS WHEREOF the parties have executed this Agreement.




                                           /s/ STANISLAW R. BURZYNSKI
                                          --------------------------------------
                                           DR. STANISLAW R. BURZYNSKI



                                          THE BURZYNSKI RESEARCH INSTITUTE, INC.


                                          By:/s/ STANISLAW R. BURZYNSKI
                                             -----------------------------------
                                              STANISLAW R. BURZYNSKI, PRESIDENT

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